Paymentus Reports Third Quarter 2023 Financial Results

Revenue increased 18.9% year-over-year

Adjusted EBITDA rose 93.9% year-over-year

CHARLOTTE, North Carolina, November 6, 2023 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for the quarter ended September 30, 2023.

"Paymentus reported exceptional results for the third quarter highlighted by strong growth in revenue, contribution profit and adjusted EBITDA with year-over-year increases of 18.9%, 20.3% and 93.9%, respectively. Demand and competitive differentiation remains strong, reflected in our substantial backlog at quarter end, which we believe provides us good visibility for the rest of 2023 and well into 2024,” said Dushyant Sharma, Founder and CEO.

Third Quarter 2023 Financial and Business Highlights

•
Revenue was $152.4 million, an increase of 18.9% year-over-year, driven largely by increased transactions.
•
Gross profit was $46.9 million, an increase of 23.9% year-over-year. Adjusted gross profit(1) was $51.3 million, up 24.9% year-over-year.
•
Contribution profit(1) was $61.5 million, a year-over-year increase of 20.3%.
•
Net income was $6.4 million and GAAP earnings per share was $0.05. Non-GAAP net income(1) was $10.9 million and non-GAAP earnings per share(1) was $0.09. Prior year non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology described in the section "Use and Definitions of Non-GAAP Financial Measures" below.
•
Adjusted EBITDA(1) was $15.5 million for the third quarter of 2023, representing a 25.3% adjusted EBITDA margin(1), an increase of 93.9% year-over-year.
•
The Company processed 115.4 million transactions in the third quarter of 2023, an increase of 25.2% from the third quarter of 2022.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission, or SEC, on March 3, 2023 and subsequent Forms 10-Q filed with the SEC.

	Fourth Quarter 2023	Fiscal-Year 2023
Revenue	$155 million to $159 million	$604.5 million to $608.5 million
Contribution Profit	$60.5 million to $62.5 million	$235 million to $237 million
Adjusted EBITDA	$12 million to $14 million	$50 million to $52 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 5:00 p.m. ET (2:00 p.m. PT) today to discuss third quarter 2023 results and its outlook for the remainder of 2023. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, dial 1-833-470-1428 (U.S. Toll-Free) or 1-404-975-4839 (International), access code 158842. A replay will be available after 5:00 p.m. PT on the same web site.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,900 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding demand, bookings and backlog, the continuing competitive market momentum and growth visibility in 2023 and into 2024, our future financial performance and our updated fourth quarter and full-year 2023 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; our ability to timely implement new bookings and recognize anticipated revenue therefrom, our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023, and subsequent Quarterly Reports on Form 10-Q, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

We do not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, we do not meaningfully reconcile guidance for contribution profit, because the determination of contribution is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors. Interchange and assessment fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization of acquisition related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization from acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as net income and net income per share, respectively, excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles. Beginning with the quarter ended June 30, 2023, we have excluded stock-based compensation from the calculation of our non-GAAP net income and non-GAAP EPS to be consistent with our methodology for non-GAAP operating expenses, which we believe enhances the understanding of our operating performance and enables more meaningful period-to-period comparisons. Our non-GAAP net income and non-GAAP EPS for the three and nine months ended September 30, 2022 were recast to conform to the updated methodology and are reflected herein for comparison purposes.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$152,423	$128,152	$449,690	$364,825
Cost of revenue	105,513	90,295	316,840	256,286
Gross profit	46,910	37,857	132,850	108,539
Operating expenses
Research and development	11,035	10,350	33,595	30,925
Sales and marketing	21,481	19,048	63,344	53,089
General and administrative	9,083	9,376	26,958	29,038
Total operating expenses	41,599	38,774	123,897	113,052
Income (loss) from operations	5,311	(917)	8,953	(4,513)
Other income (expense)
Interest income, net	1,905	504	5,003	594
Foreign exchange (loss) gain	(17)	(28)	(32)	52
Income (loss) before income taxes	7,199	(441)	13,924	(3,867)
(Provision for) benefit from income taxes	(822)	(296)	(1,004)	2,397
Net income (loss)	$6,377	$(737)	$12,920	$(1,470)
Net income (loss) per share
Basic	$0.05	$(0.01)	$0.10	$(0.01)
Diluted	$0.05	$(0.01)	$0.10	$(0.01)
Weighted-average number of shares used to compute net income per share
Basic	123,620,260	122,740,982	123,430,652	121,765,509
Diluted	125,639,879	122,740,982	124,457,360	121,765,509
Comprehensive income
Net income (loss)	6,377	(737)	12,920	(1,470)
Foreign currency translation adjustments, net of tax	(64)	(86)	22	(235)
Comprehensive income (loss)	$6,313	$(823)	$12,942	$(1,705)

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$162,062	$147,334
Restricted cash and cash equivalents	4,830	2,351
Accounts and other receivables, net of allowance for expected credit losses of $234 and $370, respectively	74,851	67,789
Income tax receivable	1,910	1,493
Prepaid expenses and other current assets	11,415	9,994
Total current assets	255,068	228,961
Property and equipment, net	1,676	1,823
Capitalized internal-use software development costs, net	56,488	46,032
Intangible assets, net	29,179	36,017
Goodwill	131,852	131,851
Operating lease right-of-use assets	9,596	9,561
Deferred tax asset	117	116
Other long-term assets	5,365	7,178
Total assets	$489,341	$461,539
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$33,450	$29,232
Accrued liabilities	18,759	15,809
Current portion of operating lease liabilities	1,669	1,462
Contract liabilities	5,633	4,358
Income tax payable	23	635
Total current liabilities	59,534	51,496
Deferred tax liability	957	680
Operating lease liabilities, less current portion	8,420	8,608
Contract liabilities, less current portion	2,782	2,826
Finance leases and other finance obligations, net of current portion	200	750
Total liabilities	71,893	64,360
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; none issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 20,385,106 and 19,934,331 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of September 30, 2023 and December 31, 2022, respectively; 103,306,842 shares issued and outstanding as of September 30, 2023 and December 31, 2022	10	10
Additional paid-in capital	375,094	367,767
Accumulated other comprehensive income (loss)	—	(22)
Retained earnings	42,342	29,422
Total stockholders’ equity	417,448	397,179
Total liabilities and stockholders' equity	$489,341	$461,539

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$6,377	$(737)	$12,920	$(1,470)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,772	6,158	22,314	17,518
Deferred income taxes	91	(9)	278	(3,331)
Stock-based compensation	2,456	2,002	6,891	4,622
Non-cash lease expense	442	583	1,346	1,703
Amortization of contract asset	756	529	2,197	1,347
Provision for expected credit losses	112	32	(122)	219
Change in operating assets and liabilities
Accounts and other receivables	(7,806)	(9,938)	(6,941)	(19,143)
Prepaid expenses and other current and long-term assets	(2,594)	56	(1,797)	(854)
Accounts payable	2,929	(230)	4,279	2,975
Accrued liabilities	3,297	(225)	4,188	2,390
Operating lease liabilities	(448)	(456)	(1,364)	(1,398)
Contract liabilities	(625)	5	1,232	80
Income taxes receivable, net of payable	384	281	(1,034)	485
Net cash provided by operating activities	13,143	(1,949)	44,387	5,143
Cash flows from investing activities
Other intangible assets acquired	—	(125)	—	(248)
Purchases of property and equipment	(158)	(368)	(511)	(1,163)
Capitalized internal-use software development costs	(8,728)	(7,793)	(25,339)	(22,257)
Net cash used in investing activities	(8,886)	(8,286)	(25,850)	(23,668)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	234	1,167	435	1,469
Financial institution funds in-transit	—	18,276	—	44,158
Payments on other financing obligations	—	(655)	(1,709)	(2,486)
Payments on finance leases	—	(66)	(102)	(201)
Net cash (used in) provided by financing activities	234	18,722	(1,376)	42,940
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(67)	(232)	46	(329)
Net increase in cash, cash equivalents and Restricted cash	4,424	8,255	17,207	24,086
Cash and cash equivalents and Restricted cash beginning of period	162,468	217,660	149,685	201,829
Cash and cash equivalents and Restricted cash end of period	$166,892	$225,915	$166,892	$225,915
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at beginning of period	159,068	158,335	147,334	168,386
Restricted cash at beginning of period	3,400	—	2,351	—
Restricted funds held for financial institutions at beginning of period	—	59,325	—	33,443
Cash and cash equivalents and Restricted cash at beginning of period	$162,468	$217,660	$149,685	$201,829
Cash and cash equivalents at end of period	162,062	148,314	162,062	148,314
Restricted cash at end of period	4,830	—	4,830	—
Restricted funds held for financial institutions at end of period	—	77,601	—	77,601
Cash and cash equivalents and Restricted cash at end of period	$166,892	$225,915	$166,892	$225,915

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Gross profit	$46,910	$37,857	$132,850	$108,539
Stock-based compensation	36	—	110	—
Amortization of capitalized software development costs	3,493	2,357	9,473	6,088
Amortization of acquisition-related intangibles	829	829	2,486	2,487
Adjusted gross profit	$51,268	$41,043	$144,919	$117,114

Contribution Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Gross Profit	$46,910	$37,857	$132,850	$108,539
Plus: other cost of revenue	14,583	13,277	41,764	38,704
Contribution Profit	$61,493	$51,134	$174,614	$147,243

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) — GAAP	$6,377	$(737)	$12,920	$(1,470)
Interest income, net	(1,905)	(504)	(5,003)	(594)
Provision for (benefit from) income taxes	822	296	1,004	(2,397)
Amortization of capitalized software development costs	5,473	3,808	15,286	10,434
Amortization of acquisition-related intangibles	2,095	2,015	6,359	6,077
Depreciation	204	335	669	1,015
EBITDA	$13,066	$5,213	$31,235	$13,065

Adjustments
Foreign exchange loss (gain)	17	28	32	(52)
Stock-based compensation	2,456	2,002	6,891	4,622
Other nonrecurring expense (1)	—	769	—	769
Adjusted EBITDA	$15,539	$8,012	$38,158	$18,404
Adjusted EBITDA margin	25.3%	15.7%	21.9%	12.5%

(1) Other nonrecurring expenses consist of an estimated liability booked in the three months ended September 30, 2022 related to the potential costs of terminating a commercial contract.

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Operating expenses - GAAP	$41,599	$38,774	$123,897	$113,052
Stock-based compensation	(2,420)	(2,002)	(6,781)	(4,622)
Amortization of acquisition-related intangibles	(1,266)	(1,186)	(3,873)	(3,590)
Other nonrecurring expense (1)	—	(769)	—	(769)
Non-GAAP operating expense	$37,913	$34,817	$113,243	$104,071

(1) Other nonrecurring expenses consist of an estimated liability booked in the three months ended September 30, 2022 related to the potential costs of terminating a commercial contract.

Non-GAAP Net Income & Non-GAAP EPS

Revised Methodology:

The prior year and most recent quarter non-GAAP net income and non-GAAP earnings per share have been recast to align with the updated methodology.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) — GAAP	$6,377	$(737)	$12,920	$(1,470)
Stock-based compensation	2,456	2,002	6,891	4,622
Amortization of acquisition-related intangibles	2,095	2,015	6,359	6,077
Exclude discrete one-time items, net of tax (1)	—	565	—	565
Non-GAAP net income	$10,928	$3,845	$26,170	$9,794

Weighted-average shares of common stock — diluted	125,639,879	124,481,853	124,457,360	125,364,618
Non-GAAP earnings per share — diluted	$0.09	$0.03	$0.21	$0.08

(1) Discrete one-time items, net of tax consist of the tax impacted estimated liability booked in the three months ended September 30, 2022 related to the potential costs for terminating a commercial contract.

Previous Methodology:

The following tables set forth our non-GAAP financial measures using the previous methodology with reconciliations to the most directly comparable GAAP financial measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net income (loss) — GAAP	$6,377	$(737)	$12,920	$(1,470)
Excluding amortization of acquisition-related intangibles	2,095	2,015	6,359	6,077
Exclude discrete one-time items, net of tax (1)	—	565	—	565
Non-GAAP net income	$8,472	$1,843	$19,279	$5,172

Weighted-average shares of common stock — diluted	125,639,879	124,481,853	124,457,360	125,364,618
Non-GAAP earnings per share — diluted	$0.07	$0.01	$0.15	$0.04

(1) Discrete one-time items, net of tax consist of the tax impacted estimated liability booked in the three months ended September 30, 2022 related to the potential costs for terminating a commercial contract.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net cash (used in) provided by operating activities	$13,143	$(1,949)	$44,387	$5,143
Purchases of property and equipment and software	(158)	(368)	(511)	(1,163)
Other intangible assets acquired	—	(125)	—	(248)
Capitalized software development costs	(8,728)	(7,793)	(25,339)	(22,257)
Free cash flow	$4,257	$(10,235)	$18,537	$(18,525)
Net cash used in investing activities	$(8,886)	$(8,286)	$(25,850)	$(23,668)
Net cash (used in) provided by financing activities	$234	$18,722	$(1,376)	$42,940